UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 27, 2018

Commission	Registrant, State of Incorporation	Employer
File Number	Address and Telephone Number	Identification No.
1-9052	DPL INC.	31-1163136
(An Ohio corporation)
1065 Woodman Drive
Dayton, Ohio 45432
937-259-7215

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.
On March 27, 2018, AES Ohio Generation, LLC (“AES Ohio”), a direct wholly-owned subsidiary of DPL Inc. (“DPL”), completed the transactions contemplated by the Asset Purchase Agreement with Kimura Power, LLC (“Kimura Power”) and, for certain limited purposes provided therein, Rockland Power Partners III, LP, pursuant to which AES Ohio sold to Kimura Power and its designated subsidiaries (the “Peaker Asset Sale”) the generation and related assets for the following AES Ohio facilities:

▪	586.0 MW Tait combustion turbine and diesel generation facility;

▪	236.0 MW Montpelier combustion turbine generation facility;

▪	101.5 MW Yankee combustion turbine generation and solar facility;

▪	25.0 MW Hutchings combustion turbine generation facility;

▪	12.0 MW Monument diesel generation facility;

▪	and12.0 MW Sidney diesel generation facility.

The purchase price at closing was $239.3 million (inclusive of estimated working capital), which will be subject to customary post-closing reconciliation.

In connection with the Peaker Asset Sale, DPL used a portion of the sale proceeds to prepay the outstanding amount of all term loans under its Credit Agreement dated July 31, 2015 (as amended by that certain First Amendment dated as of December 15, 2017, the “Credit Agreement”) and intends to use a portion of the sale proceeds to redeem approximately $101,000,000 in principal amount of its outstanding senior unsecured notes due in 2019 and for The Dayton Power and Light Company to redeem approximately $60,000,000 in principal amount of its outstanding tax-exempt first mortgage bonds. All obligations with respect to the term loans owing by DPL under the Credit Agreement are discharged and satisfied in full and any related security interests, mortgages, charges, liens and pledges in the Montpelier and Tait peaking units have been terminated, released and discharged.
DPL has attached as Exhibit 99.1 hereto unaudited pro forma consolidated financial information to illustrate the pro forma effects of this transaction on the financial statements of DPL.
Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information. The unaudited pro forma consolidated financial information of DPL is filed as Exhibit 99.1 hereto and incorporated herein by reference.

(d) Exhibits

Exhibit 99.1 Unaudited Pro Forma Consolidated Financial Information of DPL

Forward-Looking Statements

This current report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements include, but are not limited to, statements regarding management’s intents, beliefs and current expectations and typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “forecast,” “target,” “will,” “would,” “intend,” “believe,” “project,” “estimate,” “plan” and similar words. Such forward-looking statements include, but are not limited to, statements concerning the reconciliation or use of sale proceeds. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute current expectations based on reasonable assumptions.

Actual results could differ materially from those projected in our forward-looking statements due to uncertainties and other factors. Important factors that could affect actual results, for example, are discussed in DPL’s filings with the Securities and Exchange Commission, including, but not limited to, the risks discussed under Item 1A “Risk Factors” in DPL’s 2017 Annual Report on Form 10-K. Readers are encouraged to read DPL’s filings to learn more about the risk factors associated with DPL’s businesses. DPL undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any security holder who desires copies of DPL’s periodic reports filed with the Securities and Exchange Commission may obtain copies (excluding exhibits) without charge by addressing a request to the Office of the Secretary, DPL Inc., 1065 Woodman Drive, Dayton, Ohio 45432. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. Copies of such reports also may be obtained by visiting DPL’s website at www.dplinc.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPL Inc.

Date: March 29, 2018	By:	/s/ Judi L. Sobecki
	Name:	Judi L. Sobecki
	Title:	General Counsel and Secretary

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